As filed with the Securities and Exchange Commission on December 5, 2003
                                                          Registration No. 333-
===============================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               -----------------

                              ROYAL BANK OF CANADA
             (Exact Name of Registrant as Specified in Its Charter)

                                     CANADA
         (State or Other Jurisdiction of Incorporation or Organization)

                                 NOT APPLICABLE
                      (I.R.S. Employer Identification No.)

           200 BAY STREET, ROYAL BANK PLAZA, TORONTO, ONTARIO M5J 2J5
               (Address of Principal Executive Offices) (Zip Code)

                    AMENDED AND RESTATED ROYAL BANK OF CANADA
                           US WEALTH ACCUMULATION PLAN
                             (FORMERLY KNOWN AS THE
                     DAIN RAUSCHER WEALTH ACCUMULATION PLAN)
                            (Full Title of the Plan)

                        NATIONAL CORPORATE RESEARCH, LTD.
                         225 WEST 34TH STREET, SUITE 910
                          NEW YORK, NEW YORK 10122-0032
                     (Name and Address of Agent For Service)

                                 (212) 947-7200
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:

    DONALD R. BROWN, SENIOR COUNSEL                    DONALD R. CRAWSHAW, ESQ.
          ROYAL BANK OF CANADA                            SULLIVAN & CROMWELL
200 BAY STREET, 14TH FLOOR, NORTH TOWER                    125 BROAD STREET
    TORONTO, ONTARIO, CANADA M5J 2J5                   NEW YORK, NEW YORK 10004
             (416) 974-6613                                 (212) 558-4000

                                              CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                     AMOUNT        PROPOSED MAXIMUM    PROPOSED MAXIMUM        AMOUNT OF
             TITLE OF SECURITIES                     TO BE          OFFERING PRICE         AGGREGATE          REGISTRATION
              TO BE REGISTERED                     REGISTERED           PER UNIT        OFFERING PRICE             FEE
--------------------------------------------------------------------------------------------------------------------------
Deferred Compensation Obligations(1).......      US$120,000,000          100%           US$120,000,000          US$9,708
--------------------------------------------------------------------------------------------------------------------------
Common Shares, without par value...........           (2)                 --                  --                  None
==========================================================================================================================

(1)  The Deferred Compensation Obligations are unsecured obligations of Royal Bank of Canada to pay deferred compensation in the future, which may in whole or in part consist of its Common Shares in accordance with the terms of the Amended and Restated Royal Bank of Canada US Wealth Accumulation Plan.
(2)  The indeterminate number of Common Shares that may be delivered to participants in the Amended and
     Restated Royal Bank of Canada US Wealth Accumulation Plan in the future in accordance with the terms of the plan. No registration fee is required for such Common Shares because they will be issued for no additional consideration.

===============================================================================

                                     PART I
                     INFORMATION REQUIRED IN THE PROSPECTUS

         All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below have been filed with the Securities and Exchange Commission by Royal Bank of Canada (the "Registrant") and are incorporated herein by reference to the extent not superseded by reports or other information subsequently filed.

         (a) The Registrant's Annual Report on Form 40-F for the fiscal year ended October 31, 2002 filed with the Commission on December 27, 2002.

         (b) The Registrant's current reports on Form 6-K dated January 28, March 14, June 4, June 24, September 5, September 23, November 25, and December 4, 2003, and future reports on Form 6-K, but only to the extent indicated in those reports.

         In addition, all documents filed by the Registrant after the date hereof pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Royal Bank of Canada Common Shares.

         The Common Shares are registered under Section 12(b) of the Exchange
Act.

         Deferred Compensation Obligations.

         Under the Amended and Restated Royal Bank of Canada US Wealth Accumulation Plan (the "Program"), the Registrant will provide eligible employees with the opportunity to defer a specified percentage or dollar amount of their compensation. This amount, along with any employer matching contribution which may be provided for, will then be deemed to be credited to a notional account which the Registrant will establish on its books in the name of the eligible employee. Eligible employees may elect to have amounts credited to their account according to the performance of several notional investment options, including, without limitation, an account indexed to the value of the Registrant's Common Shares, without par value (the "Common Shares"), accounts that earn a rate of return equal to the rate of return of the Registrant's long-term borrowing rate and accounts indexed to the value of mutual funds.

         A description of these investment alternatives will be included in the documents referred to in Part I of this Registration Statement and delivered to participants in the Program. The obligation ultimately to pay such deferred amounts in accordance with the Program (the "Deferred Compensation Obligations") will be unsecured obligations of the Registrant and will rank pari passu with other unsecured and unsubordinated indebtedness of the Registrant from time to time outstanding. In addition, the rights of participants in the Program are subject to the prior claims of creditors of the Registrant's subsidiaries.

         The employee's election, in accordance with the terms of the Program, will determine the amount of compensation to be deferred, subject to maximum deferral limits set under the program. At the time the participant makes a deferral election, he or she will specify the date on which payment of the balance of the account will be made or commenced. If the deferred amount is eligible for an employer matching contribution under the terms of the Program, a participant's right to distribution of such employer match is subject to satisfaction of vesting requirements.

         Payments at the end of the deferral period will be made in Common Shares, for accounts that are indexed to the value of Common Shares. Payments in respect to all other account balances will be made in cash.

         The rights, benefits and payments under the Program are not subject to assignment, sale or other transfer nor are they liable or subject in any manner to attachment, garnishment or execution.

         Except in the case of termination of the Program or the separation from employment, death or disability of the participant, the Deferred Compensation Obligations are not subject to redemption, in whole or in part, prior to the individual payment dates specified by the participants. However, the Registrant reserves the right to amend or terminate the Program at any time, except that no such amendment or termination shall, without the consent of the participant, reduce retroactively the right of a participant to the vested balance of his or her deferred accounts as of the date of such amendment or termination or extend the time of distribution of such participant's accounts.

         The Deferred Compensation Obligations are not convertible into any other security of the Registrant. The Deferred Compensation Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Registrant. No trustee has been appointed having the authority to take action with respect to the Deferred Compensation Obligations, and each employee participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Deferred Compensation Obligations, enforcing covenants and taking action upon a default.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The Registrant has, pursuant to its by-laws, undertaken towards each of its directors and officers, each of its former officers and directors and each of the persons who acts or who has acted at the Registrant's request as a director or officer of an entity of which the Registrant is or was a shareholder or creditor, that the Registrant will indemnify him and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy any judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or such entity and including all taxes, duties, imposts or governmental charges whatsoever ("taxes") levied on any amount paid to so indemnify him against such charges, costs, expenses and taxes if (a) he acted honestly and in good faith with a view to the best interests of the Registrant; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful; provided that the indemnification will not apply in respect to an action by or on behalf of the Registrant to procure a judgment in its favor unless the approval of a court is obtained as required by the Bank Act (Canada). Where any such indemnification requires or is subject to or conditional upon the approval or consent of any court or of any governmental body or regulatory authority, the Registrant has undertaken to exercise all reasonable efforts to obtain, or assist in obtaining, such approval or consent.

         Specifically, the relevant provisions of the Registrant's by-laws provide as follows. For these purposes, and for the purposes of the by-laws, the term "Bank" below refers to the Registrant.

         5.1      Bank Undertaking

         The Bank undertakes towards each of its directors and officers, each of its former directors and officers and each of the persons who acts or who has acted at the Bank's request as a director or officer of an entity of which the Bank is or was a shareholder or creditor, that the Bank will indemnify him and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Bank or such entity and including all taxes, duties, imposts or governmental charges whatsoever ("taxes") levied on amounts paid to so indemnify him against such costs, charges, expenses and taxes if,

         (a) he acted honestly and in good faith with a view to the best interests of the Bank; and

         (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful;

provided that the foregoing indemnification will not apply in respect of an action by or on behalf of the Bank to procure a judgement in favour unless the approval of a court is obtained as required by the Bank Act (Canada).

         5.2      Court Approval

         Where any such indemnification requires or is subject to or conditional upon the approval or consent of any court or of any governmental body or regulatory authority the Bank undertakes to exercise all reasonable efforts to obtain, or assist in obtaining, such approval or consent.

         5.3      Indemnity Agreement

         The chief executive officer and the chief operating officer, or either of them acting alone, or such other officer or officers as the chief executive officer or the chief operating officer may appoint in writing, acting alone, is directed and empowered for and on behalf and in the name of the Bank to enter into an indemnity agreement with each of the directors, officers and persons setting out these undertakings of the Bank towards such directors, officers and persons.

         Additionally, the relevant provisions of the Bank Act (Canada) provide:

         212.(1) Indemnification of directors and officers. - Except in respect of an action by or on behalf of the Bank to procure a judgment in its favour, a bank may indemnify

         (a) a director or an officer of the bank,

         (b) a former director or officer of the bank, or

         (c) any person who acts or acted at the bank's request as a director or an officer of an entity of which the bank is or was a shareholder or creditor against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by the person in respect of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a person referred to in any of paragraphs (a) to (c), if

         (d) the director, officer or person acted honestly and in good faith with a view to the best interests of the bank, and

         (e) in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, the director, officer or person had reasonable grounds for believing that the impugned conduct was lawful.

         (2) Indemnification in derivative action. - A bank may, with the approval of a court, indemnify a person referred to in subsection (1), in respect of an action by or on behalf of the bank or entity to procure a judgment in its favour to which the person is made a party by reason of being or having been a director or an officer of the bank or entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the person in connection with that action if the person fulfills the conditions set out in paragraphs (1)(d) and (e).

         (3) Right to indemnity. - Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the bank in respect of all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the person in connection with the defense of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or an officer of the bank or an entity, if the person seeking indemnity

         (a) was substantially successful on the merits in the defense of the action or proceedings; and

         (b) fulfills the conditions set out in paragraphs (1)(d) and (e).

         (4) Heirs. - A bank may, to the extent referred to in subsections (1) to (3) in respect of the person, indemnify the heirs or personal representatives of any person the bank may indemnify pursuant to subsections (1) to (3).

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIM.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

Exhibit No.    Description
-----------    -----------
       4.1     Amended and Restated 2003 Royal Bank of Canada US Wealth
               Accumulation Plan.
       5.1     Opinion of Ogilvy Renault.
       5.2     Opinion of Daniel L. Torbenson.
      23.1     Consent of Independent Auditors.
      23.2     Consent of Independent Auditors.
      23.3     Consent of Ogilvy Renault (Contained in Exhibit 5.1 to this registration statement.)
      23.4     Consent of Daniel L. Torbenson (Contained in Exhibit 5.2 to this registration statement.)
      24.1     Powers of Attorney.

ITEM 9.  UNDERTAKINGS.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described under Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Canada, on this 28th day of November, 2003.

                                         ROYAL BANK OF CANADA


                                         By: /s/ Gordon Melbourne Nixon
                                             ----------------------------------
                                             Gordon Melbourne Nixon
                                             President & Chief Executive Officer

          SIGNATURE                                    TITLE                                         DATE
          ---------                                    -----                                         ----

/s/ Gordon Melbourne Nixon
-------------------------------            President & Chief Executive Officer                 November 28, 2003
   Gordon Melbourne Nixon                  (Principal Executive Officer); Director

/s/ Peter William Currie
-------------------------------            Vice Chairman & Chief Financial Officer             November 28, 2003
      Peter William Currie                 (Principal Financial Officer)

/s/ Marion Kirsh
-------------------------------            Vice President & Chief Accountant (Principal        November 28, 2003
         Marion Kirsh                      Accounting Officer)


             *                                                                                 November 28, 2003
-------------------------------            Director
   William Geoffrey Beattie


             *                                                                                 November 28, 2003
-------------------------------            Director
      George Alan Cohon


             *                                                                                 November 28, 2003
-------------------------------            Director
     Douglas Thorne Elix


             *                                                                                 November 28, 2003
------------------------------             Director
     Louis Yves Fortier


             *                                                                                 November 28, 2003
-------------------------------            Director
 Marie Gilberte Paule Gauthier


             *                                                                                 November 28, 2003
-------------------------------            Director
      Jacques Lamarre


             *                                                                                 November 28, 2003
-------------------------------            Director
     Brandt Channing Louie


             *                                                                                 November 28, 2003
-------------------------------            Director
  James Malcolm Edward Newall


             *                                                                                 November 28, 2003
-------------------------------            Director
    Gordon Melbourne Nixon


             *                                                                                 November 28, 2003
-------------------------------            Director
    Charlotte Reynolds Otto


             *                                                                                 November 28, 2003
-------------------------------            Director
     Robert Byron Peterson


                                                           8

          SIGNATURE                                    TITLE                                         DATE
          ---------                                    -----                                         ----


             *                                                                                 November 28, 2003
-------------------------------            Director
      Joao Pedro Reinhard


             *                                                                                 November 28, 2003
-------------------------------            Director
 Joseph Armand Guy Saint-Pierre


             *                                                                                 November 28, 2003
-------------------------------            Director
   Cecil Whitaker Sewell, Jr.


             *                                                                                 November 28, 2003
-------------------------------            Director
    Kathleen Patricia Taylor


             *                                                                                 November 28, 2003
-------------------------------            Director
     Victor Leyland Young


             *                             Director                                            November 28, 2003
-------------------------------
    John Thomas Ferguson


             *                                                                                 November 28, 2003
-------------------------------            Director
     David Peter O'Brien


   * By:  /s/ Peter William Currie
          --------------------------
           Peter William Currie
           As Attorney-in-Fact


         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement of Form S-8, solely in the capacity of the duly authorized representative of the Registrant in the United States, in the city of New York, New York, on this 28 day of November 2003.


                                           By: /s/ Waldo M. Abbot
                                               --------------------------------
                                               Waldo M. Abbot
                                               Authorized Representative

                                  EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------
       4.1     Amended and Restated 2003 Royal Bank of Canada US Wealth
               Accumulation Plan.
       5.1     Opinion of Ogilvy Renault.
       5.2     Opinion of Daniel L. Torbenson.
      23.1     Consent of Independent Auditors.
      23.2     Consent of Independent Auditors.
      23.3     Consent of Ogilvy Renault (Contained in Exhibit 5.1 to this registration statement.)
      23.4     Consent of Daniel L. Torbenson (Contained in Exhibit 5.2 to this registration statement.)
      24.1     Powers of Attorney.